UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 5, 2004

Digital Recorders, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	1-13408 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

5949 Sherry Lane, Suite 1050, Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code	(214) 378-8992

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. Unregistered Sales of Equity Securities
ITEM 9.01. Financial Statements and Exhibits
Signature(s)
INDEX TO EXHIBITS
Securities Purchase Agreement
Registration Rights Agreement
Riverview Warrant
Roth Warrant
Press Release dated October 6, 2004
Press Release dated October 7, 2004

ITEM 3.02. Unregistered Sales of Equity Securities

     On October 6, 2004, Digital Recorders, Inc. (the “Company”) completed a $5.0 million private placement of its common stock to an institutional investor. The Company sold 1,207,729 shares of common stock to the investor for $4.14 per share. In connection with the sale of its common stock to the investor, the Company issued warrants (the “Warrants”) to the investor to purchase 241,546 shares of the Company’s common stock at an exercise price of $6.00 per share. The Warrants are exercisable at any time beginning on the six-month anniversary of the date of issuance and have a term of five years. The Company paid a cash fee of $400,000 and issued warrants (the “Roth Warrants”) to Roth Capital Partners, LLC (“Roth”), its placement agent in the private placement, to purchase 120,773 shares at an exercise price of $5.28 per share, which are also exercisable at any time beginning on the six-month anniversary of the date of issuance and have a term of five years.

     The Company and the investor also entered into a registration rights agreement, which sets forth certain rights granted to the investor and Roth by the Company with respect to the registration of the resale by the investor of the shares of common stock purchased by it in the private placement and pursuant to exercise of the Warrants and the resale by Roth of the shares of common stock purchased by it pursuant to the exercise of the Roth Warrants.

     The aggregate proceeds from the sale of common stock of $5.0 million, after payment of offering expenses, are expected to be used for general working capital and other corporate purposes.

     The Company issued and sold the common stock and warrants in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

     The common stock sold to the investor in the private placement, and the warrants issued to the investor and to Roth in connection with the private placement, have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

     A copy of the press release announcing these events is attached as an exhibit to this report and is incorporated herein by reference. Copies of the material documents related to the private placement also are attached as exhibits to this report and are incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

(c)	Exhibits.

10.1	Securities Purchase Agreement dated as of October 5, 2004, between Digital Recorders, Inc. and the investor named therein.

10.2	Registration Rights Agreement dated as of October 5, 2004, between Digital Recorders, Inc. and the investor named therein.

10.3	Warrant dated as of October 6, 2004, issued by Digital Recorders, Inc. to Riverview Group, LLC.

10.4	Warrant dated as of October 6, 2004, issued by Digital Recorders, Inc. to Roth Capital Partners, LLC.

99.1	Press release dated October 6, 2004.

99.2	Press release dated October 7, 2004.

Signature(s)

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RECORDERS, INC.
Date: October 7, 2004	By:	/s/ DAVID L. TURNEY
David L. Turney
Chairman, Chief Executive Officer and President

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
10.1	Securities Purchase Agreement dated as of October 5, 2004, between Digital Recorders, Inc. and the investor named therein.

10.2	Registration Rights Agreement dated as of October 5, 2004, between Digital Recorders, Inc. and the investor named therein.

10.3	Warrant dated as of October 6, 2004, issued by Digital Recorders, Inc. to Riverview Group, LLC.

10.4	Warrant dated as of October 6, 2004, issued by Digital Recorders, Inc. to Roth Capital Partners, LLC.

99.1	Press release dated October 6, 2004.

99.2	Press release dated October 7, 2004.